Exhibit 2.3

SECOND AMENDMENT TO

AMENDED AND RESTATED CONTRIBUTION AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CONTRIBUTION AGREEMENT (this “Second Amendment”) is entered into as of March 18, 2013 and made effective as of December 31, 2012 (the “Effective Date”), by and among AMERICAN HOMES 4 RENT, a Maryland real estate investment trust (the “Company”), AMERICAN HOMES 4 RENT, L.P., a Delaware limited partnership (“OP”), AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, a Delaware limited liability company (“AH One”), and AMERICAN HOMES 4 RENT, LLC, a Delaware limited liability company (“AH LLC”), with respect to the Recitals set forth below.

WHEREAS, the Company, OP, AH One, and AH LLC entered into that certain Amended and Restated Contribution Agreement dated as of December 28, 2012 (the “Original Agreement”), which was amended by that certain First Amendment to Amended and Restated Contribution Agreement dated as of January 30, 2013 (“First Amendment”) to provide for the contribution of certain properties by AH LLC to the Company and the contribution of capital by AH LLC to the OP, all as more particularly described in the Agreement. The Original Agreement, as amended by the First Amendment and this Second Amendment, shall be referred to as the “Agreement.”

WHEREAS, the parties hereto desire to clarify that the “Value” of Contributed Properties as defined in Exhibit C of the Agreement includes holding costs, including, but not limited to, real property taxes, HOA assessments and utility costs (collectively, the “Holdings Costs”).

WHEREAS, the parties hereto also desire to clarify that the parties intended the Final Closing Date (as defined in the Original Agreement) to be December 31, 2012 at 11:59 p.m.

WHEREAS, the parties hereto desire to memorialize their understanding and modify the Agreement consistent herewith.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. Except as otherwise expressly provided in this Second Amendment, all capitalized terms used herein shall have the meanings as set forth in the Agreement.

2. Replacement of Exhibit C. Exhibit C to the Agreement is hereby deleted in its entirety and replaced with the new Exhibit C attached hereto and incorporated by reference herein.

3. Final Closing Date. Notwithstanding anything to the contrary contained in the Agreement, the first sentence of Section 3.1 is hereby amended to read:

“The final closing of the transactions contemplated by this Agreement (the “Final Closing”) will take place on December 31, 2012 at 11:59 p.m. (the “Final Closing Date”), at the principal office of the Company.”

4. Ratification. Except as expressly set forth above and except that all provisions in the Agreement which are inconsistent with the foregoing are hereby amended so as to be consistent with the foregoing, the Company, OP, AH One and AH LLC hereby ratify and affirm the Agreement in all respects.

5. Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In order to expedite the amendment contemplated herein, telecopied or emailed (i.e., PDF) signatures may be used in place of original signatures on this Second Amendment or any document delivered pursuant hereto. The parties intend to be bound by the signatures on the telecopied or emailed document and are aware that the other parties will rely on the telecopied or emailed signatures, and hereby waive any defenses to the enforcement of the terms of this Second Amendment based on such telecopied or emailed signature.

[signature page follows]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Second Amendment to be duly executed, by persons hereunto duly authorized, as of the day and year first above written.

Company:	AMERICAN HOMES 4 RENT,
a Maryland real estate investment trust

	By:		/s/ Peter Nelson
Peter Nelson, its Chief Financial Officer

OP:	AMERICAN HOMES 4 RENT, L.P.
a Delaware limited partnership

	By:		AMERICAN HOMES 4 RENT, a Maryland real estate investment trust, its General Partner

		By:	/s/ Peter Nelson
Peter Nelson, its Chief Financial Officer

AH ONE:	AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC
a Delaware limited liability company

	By:		/s/ Peter Nelson
Peter Nelson, its Chief Financial Officer

AH LLC:	AMERICAN HOMES 4 RENT, LLC
a Delaware limited liability company

	By:		/s/ David Singelyn
David Singelyn, its Manager

Exhibit 2.3

LIST OF EXHIBITS

C.	Value of Contributed Properties